                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               ORTEL CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                               ORTEL CORPORATION


                      ----------------------------------


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                              SEPTEMBER 25, 1998

                      ----------------------------------


     The 1998 Annual Meeting of the Stockholders of Ortel Corporation (the "Company") will be held at 9:00 a.m., local time, on September 25, 1998, at the principal executive offices of the Company located at 2015 West Chestnut Street, Alhambra, California 91803, for the following purposes:

     1. To elect two directors to serve for a term of three years or until their respective successors have been duly elected and qualified or until they resign, become disqualified, disabled or are otherwise removed;

     2. To ratify the selection of KPMG Peat Marwick LLP as the Company's independent public accountants; and

     3. To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on August 3, 1998, of the Company's Common Stock will be entitled to notice of, and to vote at, the 1998 Annual Meeting and any adjournment or postponement thereof.


                                         By order of the Board of Directors,



                                         Nadav Bar-Chaim
                                         Senior Vice President, Operations
                                         and Secretary

Alhambra, California
August 10, 1998

                               ORTEL CORPORATION
                           2015 WEST CHESTNUT STREET
                           ALHAMBRA, CALIFORNIA 91803

                         ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 25, 1998


                      ----------------------------------


                                PROXY STATEMENT

                      ----------------------------------


                            SOLICITATION OF PROXIES

     The accompanying proxy is solicited on behalf of the Board of Directors of Ortel Corporation (the "Company") for use at the 1998 Annual Meeting of Stockholders (the "Meeting") to be held at the principal executive offices of the Company at 2015 West Chestnut Street, Alhambra, California 91803, on September 25, 1998, at 9:00 a.m., local time, and at any and all adjournments or postponements thereof.

     All shares represented by each properly executed, unrevoked proxy received in time for the Meeting will be voted in the manner specified therein. If the manner of voting is not specified in an executed proxy received by the Company, the proxy will be voted FOR (i) the election of the two nominees listed in the proxy for election to the Board of Directors, and (ii) the ratification of the selection of KPMG Peat Marwick LLP as the Company's independent public accountants.

     Any stockholder has the power to revoke his or her proxy at any time before it is voted. A proxy may be revoked by delivering a written notice of revocation to the Secretary of the Company at the address set forth above, by presenting at the Meeting a later-dated proxy executed by the person who executed the prior proxy, or by attendance at the Meeting and voting in person by the person who executed the proxy (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy).

     This proxy statement is being mailed to the Company's stockholders on or about August 10, 1998. The expense of soliciting proxies will be borne by the Company. Expenses include reimbursement paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Meeting to beneficial owners of the Company's Common Stock. Solicitation of proxies will be made by mail. Further solicitation of proxies may be made by telephone or oral communication with stockholders by the Company's regular employees who will not receive additional compensation for the solicitation.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     Only holders of record of the 11,841,182 shares of Common Stock outstanding at the close of business on the record date, August 3, 1998, will be entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof. On each matter to be considered at the Meeting, each stockholder will be entitled to cast one vote for each share of Common Stock held of record by such stockholder on August 3, 1998.

     In order to constitute a quorum for the conduct of business at the Meeting, a majority of the outstanding shares of the Common Stock entitled to vote at the Meeting must be represented at the Meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Directors will be elected by a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Meeting. Accordingly, abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes. All other proposals to come before the Meeting require the approval of a majority of the shares of stock having voting power present. Abstentions as to a particular proposal will have the same effect as votes against such proposal. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of such proposal and will not be counted as votes for or against such proposal.

                 VOTING SECURITIES AND CERTAIN HOLDERS THEREOF

     The following table sets forth as of July 30, 1998, the amount and percentage of the outstanding shares of the Common Stock which, according to the information supplied to the Company, are beneficially owned by (i) each of the directors of the Company (two of whom, Mr. Selders and Dr. Yariv, are also nominees for re-election as directors of the Company), (ii) each of the Named Officers (as defined on page 5), (iii) all directors and executive officers of the Company as a group, and (iv) each person or entity who is known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock. Except to the extent indicated in the footnotes to the following table, each of the persons or entities listed has sole voting and sole investment power with respect to the shares which are deemed beneficially owned by such person or entity.

                                                                 OUTSTANDING      AGGREGATE       PERCENT OF
                                                                   OPTIONS       OUTSTANDING       SHARES OF
                                                 OUTSTANDING     EXERCISABLE    COMMON STOCK     COMMON STOCK
NAME OF BENEFICIAL OWNER:                           COMMON         WITHIN       BENEFICIALLY     BENEFICIALLY
-------------------------                           STOCK(1)        60 DAYS        OWNED(1)           OWNED
                                                --------------   -----------   ---------------   -------------

Nadav Bar-Chaim(2)...........................       574,685          126,019        700,704               5.9%
Tatsutoku Honda(3)...........................             0           26,234         26,234                 *
Anthony J. Iorillo...........................             0           49,884         49,884                 *
Raymond H. Kaufman(4)........................        52,751           26,234         78,985                 *
Hal M. Krisbergh.............................             0           31,292         31,292                 *
William J. Moore(5)..........................        70,900           67,200        138,100               1.2
Douglas H. Morais............................             0           14,153         14,153                 *
Wim H.J. Selders(6)..........................       250,356          203,364        453,720               3.8
Wayne L. Tyler...............................        12,392           14,234         26,626                 *
Israel Ury(7)................................       565,360           95,519        660,879               5.5
Amnon Yariv(8)...............................       438,775           26,234        465,009               3.9
Ronald L. Young..............................       102,893           26,234        129,127               1.1
All directors and executive officers as a
 group (15 persons)..........................     2,116,120          822,649      2,938,769              23.2

BENEFICIAL OWNERS-5% OR MORE:
Sumitomo Osaka Cement Co., Ltd(9)............     2,349,964                0      2,349,964              19.9
  1 Kanda, Mitoshiro-cho
  Chyioda, Tokyo, 101
  Japan
FMR Corp.(10)................................       725,800                0        725,800               6.1
  82 Devonshire Street
  Boston, Massachusetts 02109

 ___________________________________________
*    Represents ownership of less than 1.0%.

(1) Except for information based on Schedules 13G, as indicated in the footnotes hereto, beneficial ownership is stated as of July 30, 1998, and includes shares exercisable with 60 days after July 30, 1998 held by each person, as if such shares were outstanding on July 30, 1998.

(2) Includes 2,700 shares owned by Dr. Bar-Chaim's children which Dr. Bar-Chaim may be deemed to beneficially own.

(3) Excludes 2,349,964 shares beneficially owned by Sumitomo Osaka Cement Co., Ltd. ("Sumitomo"). See footnote (9). Dr. Honda was originally nominated to the Company's Board of Directors by Sumitomo and currently serves as Managing Director of Sumitomo's Optoelectronic and Electronics Division. Dr. Honda has no voting or investment power with respect to Sumitomo's shares.

(4) Includes 35,000 shares held by a limited partnership, of which Dr. Kaufman is a limited partner with shared voting and investment power.

(5) The outstanding shares are held in a family trust of which Mr. Moore is a trustee with shared voting and investment power.

(6) The outstanding shares are held in the Wim and Ella Selders Trust dated February 12, 1992, of which Mr. Selders is a trustee with shared voting and investment power. Excludes 40,000 shares owned by The Selders Foundation, a California nonprofit public benefit corporation. Mr. Selders is the president of The Selders Foundation and shares voting and investment power.

(7) The outstanding shares are held in a family trust of which Dr. Ury is a trustee with shared voting and investment power.

(8) Includes 13,500 shares held in a family trust of which Dr. Yariv is a trustee with sole voting and investment power.

(9) According to Schedule 13G filed by Sumitomo Osaka Cement Co., Ltd. on April 24, 1995.

(10) According to Schedule 13G filed by FMR Corp. on February 11, 1998. Each of Edward C. Johnson III and Abigail Johnson, through their affiliation with, as Chairman and Director, respectively, and ownership interests in, FMR Corp., are deemed to beneficially own all 725,800 shares of the Company's Common Stock. Fidelity Select Electronics Portfolio ("Fidelity") owns 709,700 of these shares. Mr. Johnson and FMR Corp. have sole power to dispose of the Fidelity shares, and have sole power to vote and dispose of the remaining 16,100 shares owned by various institutional accounts.

                       EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth the names, ages and titles of the executive officers of the Company as of August 3, 1998.

NAME                                       AGE   POSITION
----                                       ---   --------
Wim H.J. Selders                            58   President and Chief Executive Officer
Nadav Bar-Chaim                             52   Senior Vice President, Operations and Secretary
Lyle Boarts                                 55   Vice President, Administration
George B. Holmes                            35   Vice President, Worldwide Sales
William J. Moore                            50   Vice President and General Manager, Broadband Business Group
Douglas H. Morais                           55   President, Wireless Group
Israel Ury                                  42   Chief Technology Officer
Stephen K. Workman                          47   Vice President, Finance, Chief Financial Officer and Treasurer

     Set forth below are descriptions of the backgrounds of the executive officers of the Company and their principal occupations for the past five years. For a description of the background of Mr. Selders and Drs. Ury and Bar-Chaim, see "Proposal 1 - Election Of Directors." The Company is not aware of any family relationships among any of its directors and executive officers.

     Mr. Boarts has served as the Company's Vice President, Administration since March 1998. Prior to his service with the Company, Mr. Boarts served as Vice President, Human Resources of Santa Fe Pacific Pipelines Inc., a transporter of refined petroleum products and storage facilities, from June 1989 to March 1998
and as its Director of Human Resources from 1986 to 1989.   Prior to 1986, Mr.
Boarts held various senior management positions at Amdahl Communications Systems Division, Hamilton/Avnet Electronics, and TRW. Mr. Boarts received his B.S. in Business and Industrial Management from San Jose State University.

     Mr. Holmes has served as the Company's Vice President, Worldwide Sales since November 1997 and was promoted to an executive officer in June 1998. From July 1997 to November 1997, Mr. Holmes served as the Company's Vice President of Broadband Sales. Prior to his service with the Company, Mr. Holmes was the Vice President of Worldwide Sales for Aval Communications, a wireless base station company, from November 1996 to June 1997. From August 1994 to November 1996, Mr. Holmes was the Vice President of Worldwide Sales for Level One Communications, a communications and semiconductor company. Prior to 1994, Mr. Holmes held various sales, marketing, operations and finance positions with SymmetriCom, with his last position being Assistant Vice President of Business Development. Mr. Holmes holds a B.A. in Business from the University of Puget Sound and a diploma in International Business from Nijenrode University in The Netherlands.

     Mr. Moore has served as the Company's Vice President and General Manager of the Broadband Business Group since January 1998. From September 1990 to January 1998, Mr. Moore served as the Company's Vice President, Sales. From September 1988 to September 1990, Mr. Moore served as Director of Sales for the Company. Prior to September 1988, Mr. Moore held various sales and marketing positions, with his last position being Corporate Marketing Manager at Hewlett-Packard. Mr. Moore holds B.S.E.E. and M.S. Operations Management degrees from Northrop University.

     Dr. Morais has served as the President of the Company's Wireless Group since March 1998, and as Executive Vice President from January 1997 to March 1998. From February 1993 to December 1996, Dr. Morais served in various management capacities at California Microwave, Inc., a telecommunications equipment company, most recently as Executive Vice President, Business Development and Technology. From October 1992 to February 1993, Dr. Morais was engaged in private telecommunications business development and investment.
Prior to October 1992, Dr. Morais held various management positions at Harris Corporation and Digital Microwave Corporation, both telecommunications equipment companies, with his last position being President and Chief Operating Officer of Digital Microwave Corporation. Dr. Morais received a B.S. in Electrical Engineering from the University of Edinburgh in Scotland and an M.S. and Ph.D., also in Electrical Engineering, from the University of California at Berkeley and the University of Ottawa, respectively. He is a senior member of the Institute of Electrical and Electronic Engineers.

     Mr. Workman has served as the Company's Vice President, Finance and Chief Financial Officer since November 1989 and the Company's Treasurer since September 1995. From November 1982 to November 1989, Mr. Workman held various positions at Ibis Systems, a disk drive manufacturing company, most recently as Controller. Prior to November 1982, Mr. Workman held various finance-related positions with Ford Motor Company, Parsons Company, an engineering construction company, and Tiger International, a transportation company. He holds a B.S. degree in Engineering Science and an M.S. in Industrial Administration from Purdue University.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended April 30, 1998, 1997, and 1996 of those persons who were either (i) the chief executive officer during the last completed fiscal year,
(ii) one of the other four most highly compensated executive officers of the Company as of the end of the last completed fiscal year whose annual salary and bonuses exceeded $100,000, or (iii) any other executive officer who would have qualified under sections (i) or (ii) of this paragraph but for the fact that the individual was not serving as an executive officer of the Company at the end of the 1998 fiscal year (collectively, the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                                   AWARDS                               LONG-TERM
                                                                                       COMPENSATION
                              ----------------------------------------------------    AWARDS OF STOCK
NAME AND                      FISCAL                                OTHER ANNUAL         OPTIONS           ALL OTHER
PRINCIPAL POSITION(1)          YEAR     SALARY(2)     BONUS(3)     COMPENSATION(4)       (SHARES)        COMPENSATION(5)
---------------------         ------    ----------   -----------   ---------------   ----------------   ----------------

Wim H.J. Selders,             1998     $235,108      $ 25,000                --           24,793            $ 14,364
 President and Chief          1997      224,494       110,000                --           20,833              11,139
 Executive Officer            1996      218,380       130,000                --           29,000              10,643

Douglas H. Morais,(6)         1998      225,000         9,000                --            6,612             184,795(7)
 President, Wireless Group    1997       64,038            --                --          100,000              11,561(7)
                              1996           --            --                --               --                  --

William J. Moore,             1998      198,638        14,000                --           11,752               8,023
 Vice President and General   1997      170,710        20,000                --            9,875               7,248
 Manager, Broadband           1996      180,472        20,000                --           13,700               5,830
 Business Group

Nadav Bar-Chaim,              1998      158,362        12,500                --           14,876               7,962
 Senior Vice President,       1997      152,502        55,000                --           12,500               7,874
 Operations and Secretary     1996      147,108        64,000                --           17,400               9,073

Israel Ury,                   1998      158,362        10,000                --           14,876               6,977
 Chief Technology Officer     1997      152,502        55,000                --           12,500               6,757
                              1996      147,108        64,000                --           17,400               8,103

_______________________
(1) Excludes Mr. Holmes, the Company's Vice President, Worldwide Sales, since he became an executive officer in June 1998 after the end of the 1998 fiscal year.

(2) Amounts include commission-based compensation.

(3) Represents bonuses earned during the fiscal year.

(4) Amounts of other annual compensation are not applicable because such compensation did not exceed the lesser of $50,000 or 10% of the total salary and bonus of the Named Officer.

(5) For fiscal year 1998, represents matching contributions paid by the Company under the Company's 401(k) plan of $4,820, $1,731, $4,797, $5,053, and
    $4,797, and reimbursements of life insurance premiums of $9,544, $3,075, $3,165, $2,970, and $2,180 for Mr. Selders, Dr. Morais, Dr. Bar-Chaim, Mr. Moore, and Dr. Ury, respectively. For fiscal year 1997, represents matching contributions paid by the Company under the Company's 401(k) plan of $4,798, $4,929, $4,513, and $4,782, and reimbursements of life insurance premiums of $6,341, $2,945, $2,735, and $1,975 for Mr. Selders, Dr. Bar-Chaim, Mr.
    Moore, and Dr. Ury, respectively. For fiscal year 1996 represents matching contributions paid by the Company under the Company's 401(k) plan of $4,666, $6,128, $3,095, and $6,128 and reimbursements of life insurance premiums of $5,977, $1,975, $2,945, and $2,735 for Mr. Selders, Dr. Bar-Chaim, Mr.
    Moore, and Dr. Ury, respectively.

(6) Dr. Morais commenced employment with the Company in January 1997.

(7) Includes tax gross-up of relocation expenses in fiscal years 1998 and 1997.


     The following table sets forth certain information with respect to grants of options to purchase shares of Common Stock under the Company's 1994 Equity Participation Plan (the "1994 Plan") to the Named Officers during fiscal year 1998.

                      OPTION GRANTS IN FISCAL YEAR 1998(1)




                                            TOTAL OPTIONS
                                              GRANTED TO     EXERCISE OR                       AT ASSUMED ANNUAL RATES
                                 OPTIONS      EMPLOYEES         BASE                               OF STOCK PRICE
                                 GRANTED      IN FISCAL       PRICE PER      EXPIRATION             APPRECIATION
NAME                             (SHARES)       YEAR            SHARE           DATE             FOR OPTION TERM(2)
----                           -----------   ----------       -----------   ------------      -----------------------------

Wim H.J. Selders                  24,793        1.9%           $15.13          06/06/07        $235,832         $597,644
Douglas H. Morais                  6,612        0.5             15.13          06/06/07          62,894          159,385
Nadav Bar-Chaim                   14,876        1.1             15.13          06/06/07         141,501          358,591
William J. Moore                  11,752        0.9             15.13          06/06/07         111,785          283,286
Israel Ury                        14,876        1.1             15.13          06/06/07         141,501          358,591

 _____________________________
(1) All options were granted under the 1994 Plan and become exercisable in four equal annual installments beginning on the first anniversary date of grant. Under the terms of the 1994 Plan, the Stock Option Committee retains discretion, subject to certain restrictions, to modify the terms of outstanding options and to reprice outstanding options. Options are granted for a term of ten years, subject to earlier termination in certain events. The exercise price is equal to the closing price of the Common Stock on The Nasdaq National Market on the date of grant.

(2) Potential gains are net of the exercise price, but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. Actual gains, if any, on stock option exercises are dependent upon the future financial performance of the Company, overall market conditions and the option holders' continued employment through the vesting period. This table does not take into account any appreciation in the price of the Common Stock from the date of grant to the date of this Proxy Statement other than the columns reflecting assumed rates of appreciation of 5% and 10%.

     The table below sets forth certain information with respect to the exercise of stock options during fiscal 1998 and the unexercised options to purchase shares of Common Stock held by the Named Officers as of April 30, 1998.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES


                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                                                                OPTIONS AS OF             IN-THE-MONEY OPTIONS AS OF
                            ACQUIRED                            APRIL 30, 1998                 APRIL 30, 1998(2)
                          ON EXERCISE      VALUE       --------------------------------   ---------------------------
                            (SHARES)     REALIZED(1)    EXERCISABLE      UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
                          ------------   -----------   --------------   ---------------   -----------   -------------

Wim H.J. Selders                   --          --             169,708            69,918    $1,254,375        $ 83,438
Douglas H. Morais                  --          --              25,000            81,612        32,031          96,094
Nadav Bar-Chaim                    --          --             104,325            47,951       830,531         107,438
William J. Moore                   --          --              51,168            35,909       367,791          73,069
Israel Ury                      5,000     $55,625              72,700            44,576       514,617          88,664

_____________________________
(1) Market value of underlying securities at exercise date minus the exercise price.

(2) Based on the closing price of Common Stock on the Nasdaq National Market on April 30, 1998 ($13.56) minus the exercise price of the option.

EMPLOYMENT AGREEMENTS


     The Company has entered into employment agreements, dated September 14, 1990, with Wim H.J. Selders, Israel Ury, and Nadav Bar-Chaim, providing for annual salaries that are subject to annual review by the Company's Board of Directors and an annual increase not less than the Consumer Price Index of the Bureau of Labor Statistics in return for their services as President and Chief Executive Officer, Chief Technology Officer, and Senior Vice President, Operations of the Company, respectively. Other benefits include an automobile and, with respect to Mr. Selders, gross-up payments for taxes due upon exercise of certain non-qualified stock options. Subject to certain limitations, each of these employment agreements is automatically extended for an additional year beyond the remaining year on September 1 of each year unless the Company has given notice by March 1 of that year that it does not wish to extend the agreement. Each of Mr. Selders', Dr. Ury's, and Dr. Bar-Chaim's agreement also contains a covenant to nominate them to the Board of Directors.

     Each of Mr. Selders', Dr. Ury's, and Dr. Bar-Chaim's employment agreement provides that such executive officer may be terminated by the Company for gross misconduct, willful neglect of duties, or disability. The agreements may be terminated with three months notice to the Company by such executive officers, in the event of constructive termination or within six months of a change in control of the Company. In the event that any of such executive officers' employment is constructively terminated or terminated within six months of a change in control of the Company, the officers may elect to be paid their current salary and benefits for two years or to receive a lump sum payment of 85% of such amount. Additionally, such agreements provide for gross-up payments to such executive officers in the event any parachute payment excise taxes under the Internal Revenue Code of 1986, as amended, are levied upon the amounts paid to such officers on termination.

     Each of the Company's key employees, including Mr. Moore and Dr. Morais, entered into a letter agreement with the Company upon commencement of employment, providing generally for base salary, relocation expenses, commission compensation (if applicable), stock option awards, fringe benefits, and conflicts of interest and confidentiality agreements. In addition, Dr. Morais has an agreement with the Company entitling him to certain incentive payments tied to his service as President of the Company's Wireless Group.

     The Company has entered into separate severance agreements with Mr. Workman, Dr. Morais, and Mr. Boarts which, in each case, provide that in the event Mr. Workman, Dr. Morais, or Mr. Boarts are terminated within six months of a change in control of the Company, Mr. Workman, Dr. Morais, or Mr. Boarts, as applicable, may elect to be paid their current salary and benefits for two years or to receive a lump sum payment of 85% of such amount. The agreements also provide for gross-up payments to Mr. Workman, Dr. Morais, and Mr. Boarts in the event any parachute payment excise taxes under the Internal Revenue Code of 1986, as amended, are levied upon the amounts paid to Mr. Workman, Dr. Morais, or Mr. Boarts on termination.

                 COMPENSATION COMMITTEE REPORT ON COMPENSATION

TO:  OUR STOCKHOLDERS

     The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of directors who have never served as officers of the Company. The Committee provides guidance and overview for all executive compensation and benefit programs, including basic strategies and policies. The Committee evaluates the performance of the executive officers and determines their compensation levels in terms of salary, bonuses, stock options, and other benefits, all subject to approval of the Board of Directors.

COMPENSATION PHILOSOPHY

     At the direction of the Board of Directors and pursuant to the charter of the Compensation Committee, the Committee endeavors to ensure that the compensation programs for executive officers of the Company are effective in attracting and retaining key executives responsible for the success of the Company, and are administered to support the long-term interests of the Company and its shareholders. The Committee seeks to align total compensation for senior management with corporate performance. Committee actions related to the compensation of the Chief Executive Officer of the Company are submitted to the full Board of Directors for ratification.

     The Committee has established a number of objectives which serve as guidelines in making all compensation decisions, including:

 . Integrate compensations programs with the Company's strategic directions in order to achieve its long term strategic objectives;

 .  Reward annual financial performance through bonus incentives that reflect
   Company profitability and team and individual performance, reinforcing the Company's unique corporate culture;

 . Encourage consistent long-term enhancement of stockholder value by providing multi-year performance incentives through equity ownership using stock options; and

 . Provide a competitive total compensation program which enables the Company to attract and retain high caliber people, and reward performance.

     Each executive receives an annual performance appraisal based on performance factors and the achievement of specific goals. The key performance factors for executives include:

 .  Contributions to the Company's growth and profitability;

 . Meeting the operating criteria of the executive's primary function, including satisfaction of external and internal customers;

 . Contributions to the corporate culture, including cross-functional teamwork, care, respect, training, empowerment, and actions to continually improve individual and team performance; and

 . Longer-term contributions, including meeting quarterly and annual goals, implementing infrastructure for growth, contributing to the five-year plan, and overall excellence.

     Base Salaries. The Company's basic compensation policy is to pay salaries that are at the mean level of the Company's industry group and size of firm, and to provide variable performance-based incentive compensation through bonuses and stock options. The Committee obtains current industry executive salary surveys each year. The salaries are reviewed annually, and adjusted to reflect industry changes and sustained individual performance.

     Annual Bonuses. The Board of Directors establishes an annual bonus pool as a percentage of pretax profits. The Company then pays supplemental cash bonuses from this bonus pool based on individual performance. Thus, employees have both a team incentive to increase profits and reduce costs which increases the total bonus pool, and an individual incentive to perform at the highest level. The Committee obtains current industry surveys on executive bonuses.

     Stock Options. The Company uses stock options to provide long-term incentives for the performance of the Company and key employees. Stock options are not only a tool to optimize the Company's performance, but are also essential to attract and maintain dynamic, talented professionals and managers in a rapidly evolving company without a defined pension plan. Stock options provide the strong incentive to work hard, be creative, and be personally concerned about the Company's sustained success.

     The Company has established basic stock option grade levels for managers and professionals, with target dollar amounts of stock options for each level. The options are vested over a specified period, normally four to five years, and the number of shares and price per share are determined by the closing price on the Nasdaq National Market on the designated date of grant. The Committee oversees the specific grants to individuals.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     In establishing the fiscal 1999 compensation for the Company's Chief Executive Officer and President, Mr. Wim H.J. Selders, the Committee followed its established compensation philosophy and process described above. The Committee noted the Company's results for fiscal year 1998. They also noted his several initiatives to focus and adapt the Company's strengths to the very dynamic market conditions of fiscal year 1998. These included a continued delay in the ramp-up of domestic spending for the broadband industry, and a sudden downturn in the Asian economies that adversely impacted the Company's international sales. The continued investment in research and development, roll-out of new broadband products, improvements in the international marketing and sales structure, and new strategic partnerships should position the Company for a strong market position in high bandwidth analog and digital communications links for the broadband cable television and telecommunications industries. He focused corporate development on the Company's core strengths as a technological leader in innovative products. The Company performed well compared to its peer group of manufacturers.

     Based on these and other objectives pre-established for the year, the Committee evaluated Mr. Selders' personal performance and applied an appropriate performance multiplier to this industry average bonus factor and the Board of Directors established fiscal year 1998 bonus pool (approximately 29% of the fiscal year 1997 bonus pool) to determine his bonus. Mr. Selders' fiscal year 1998 bonus, paid after the end of the fiscal year, was $25,000 or 10.6% of his base salary, compared to $110,000 and 48.4% last year. The Company contributed $4,820 to Mr. Selders' 401(k) account, or 2.1% of his base salary.

     Based on the Company's above policy on base salaries, the Committee increased Mr. Selders' base salary in fiscal year 1999 by 12.1%, bringing his salary approximately to the industry mean found in the executive salary survey.

Date:  August 3, 1998                    Compensation Committee:

                                         Anthony J. Iorillo
                                         Wayne L. Tyler
                                         Ronald L. Young

     The above report of the Compensation Committee will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the same by reference.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee, which is responsible for the compensation policies of the Company with respect to its executive officers, is comprised of Mr. Iorillo and Drs. Tyler, and Young, none of whom is an employee of the Company.

                              PERFORMANCE GRAPH(1)

     The following line graph compares the quarterly cumulative total stockholder return on the Common Stock against the Nasdaq Broad Market Index and the Radio and Television Communications Equipment Industry Index for the period from October 20, 1994 (the date of the Company's initial public offering) to April 30, 1998.


                        PERFORMANCE GRAPH APPEARS HERE

                                            Radio and
                                            Television
                                            Communications   NASDAQ
                                            Equipment        Broad
Measurement Period           Ortel          Industry         Market
(Fiscal Year Covered)        Corporation    Index            Index
---------------------        -----------    --------------   -------
Measurement Pt- 10/21/94     $100           $100             $100
FYE  4/28/95                 $109.62        $ 99.54          $102.95
FYE  4/30/96                 $119.23        $111.85          $143.70
FYE  4/30/97                 $100.00        $ 97.51          $153.17
FYE  4/30/98                 $104.31        $109.25          $227.51


______________________
(1) Assumes $100 invested on October 20, 1994 and reinvestment of all dividends. Also assumes the Company's initial public offering price was the closing price on the day immediately prior to the Company's initial public offering.

                              CERTAIN TRANSACTIONS

     As of July 30, 1998, the Company had outstanding loan balances of $150,000, $416,000, and $214,535 with executive officers Messrs. Selders, Moore, and Workman, respectively, each related to the exercise of stock options and alternative minimum taxes thereon. The loans are payable in full from April 19, 1999 to April 1, 2003, with interest payable annually at rates ranging from 5.07% to 7.34% according to IRS guidelines for such loans at the time they were extended. The loans are full recourse and are secured by the underlying shares of Common Stock resulting from such exercise totaling 31,756, 76,900, and 44,008 shares for Messrs. Selders, Moore and Workman, respectively.

     Pursuant to a consulting agreement between the Company and Dr. Yariv, which is no longer in effect, in fiscal year 1998, the Company paid Dr. Yariv $134,171 for his services as a consultant to the Company. See "Proposal 1 -- Election of Directors -- Director Compensation." The Company is currently paying Dr. Yariv approximately $100,000 per year for certain consulting services on an "at will" basis.

SUMITOMO COMMON STOCK PURCHASE AGREEMENT AND RELATED AGREEMENTS

     Pursuant to certain agreements entered into in connection with the purchase of 2,349,964 shares of Common Stock by Sumitomo in March 1990, and as amended in July 1995, the Company granted to Sumitomo certain rights including (i) the exclusive right to distribute Ortel standard products in Japan, subject to meeting certain required targets, and (ii) if the Company chooses to engage a manufacturing partner, the right of first refusal to participate in the establishment of any manufacturing facility in Japan, Taiwan, Singapore, Korea, Hong Kong, Australia, Indonesia, Thailand, Vietnam, Cambodia, China, India, the Philippines or New Zealand and to be the majority joint venture partner in any manufacturing facility in Japan. In addition, the Company agreed to treat Sumitomo as a prime supplier, but not a sole supplier, if Sumitomo is competitive with other Ortel vendors regarding price, performance and other factors. The Company also agreed to reasonably consider joint development projects with and paid for by Sumitomo, and support, to the extent that the Company's resources are sufficient and capable of doing so, the sale of Sumitomo products in the United States and Canada. These rights terminate if Sumitomo holds less than 10% of the outstanding equity of the Company excluding certain issuances of shares in which Sumitomo is not offered the right to participate or sells any of its Common Stock of the Company to a competitor of the Company. In addition, Sumitomo's rights terminate three years after a merger of the Company or other such change of control. Dr. Honda, a director of the Company, is an executive officer of Sumitomo.

     In connection with Sumitomo's investment in the Company, Sumitomo and Wim H.J. Selders, Amnon Yariv, Nadav Bar-Chaim, and Israel Ury, all of whom are directors or executive officers of the Company, have agreed not to acquire additional shares of the Company's equity securities such that any such stockholder would be able to elect a majority of the Board or would hold more than 40% of the outstanding equity of the Company unless such stockholder offered to purchase all of the outstanding equity securities of the Company at either a price approved or accepted by the holders of at least two-thirds of the outstanding equity of the Company or a price equal to, or in excess of, the fair market value of such securities, provided that such price was at least equal to, or greater than, the greater of $6.00 per share or three times the book value of such securities. The agreement terminates upon agreement of Sumitomo and the stockholders party to such agreement.

                        COMPLIANCE WITH SECURITIES LAWS

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten (10) percent of a registered class of the Company's equity securities (collectively, "Insiders"), to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "Commission") and The Nasdaq National Market. Insiders are required by regulation of the Commission to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of copies of such forms received by it with respect to fiscal 1998, or written representations from certain reporting persons, the Company believes that its Insiders complied with all Section 16(a) filing requirements, except that Dr. Ury failed to timely file a Form 4 reporting the exempt exercise of stock options.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

GENERAL

     The Company's Bylaws provide that the Board of Directors will consist of a minimum of seven and maximum of eleven directors, divided into three classes. One class is elected each year for a three-year term, expiring at the Annual Meeting. The foregoing notwithstanding, directors will serve until their successors have been duly elected and qualified, unless they resign, become disqualified, disabled, or are otherwise removed.

     In July 1998, the Board of Directors accepted Raymond H. Kaufman's retirement from service as a member of the Board of Directors. Dr. Kaufman's retirement is effective at the end of his current term on September 25, 1998. Although the Board of Directors desires to fill the vacancy left by Dr. Kaufman's impending retirement, the Board of Directors has not yet found a suitable replacement. As a result, the Board of Directors by unanimous written consent reduced the authorized number of directors to nine, effective as of September 25, 1998. Accordingly, one class of directors will be comprised of four directors, one class will be comprised of three directors and one class will be comprised of two directors. When the Board of Directors identifies and nominates a candidate to fill Dr. Kaufman's vacancy, the Board of Directors intends to again reconstitute the Board of Directors and fix the authorized number of directors at ten, with two classes comprised of three directors and one class comprised of four directors.

     Each of the Company's two nominees for election to the Board of Directors is currently serving as a director of the Company and was elected to his present term of office by the stockholders of the Company. Directors will be elected by a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Meeting. Accordingly, abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes. Unless instructed to the contrary, the shares represented by the proxies will be voted FOR the election of the two nominees named herein as directors. Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, the proxies will be voted for such other person or persons as may be designated by the Company's Board of Directors.

     Set forth below are the names and descriptions of the backgrounds of the directors of the Company (including the nominees) and their principal occupations for the past five years. Each of the nominees first became a director of the Company in the year set forth below and has continually served as a director of the Company since that date.

                   NOMINEES FOR ELECTION TO SERVE UNTIL 2001

NAME                                AGE           POSITION
----                                ---           --------
Wim H.J. Selders                     58           Director, President and Chief Executive Officer
Amnon Yariv                          68           Chairman of the Board

     Mr. Selders, a member of the Board of Directors of the Company since September 1985, has served as the Company's Chief Executive Officer since September 1985, and the Company's President since August 1986. From 1977 to September 1986, Mr. Selders occupied various management positions at TEC Incorporated, a manufacturer of computer peripherals and electronic components, with his last position being Executive Vice President/General Manager. Mr. Selders was educated in the Netherlands and holds degrees in computer automation, business administration, and economics from AMBI, Praehep College, and RRR College, respectively.

     Dr. Yariv has served as Chairman of the Board of Directors of the Company since co-founding the Company in April 1980. In 1964, Dr. Yariv joined the California Institute of Technology, and currently holds the position of the Martin and Eileen Summerfield Professor of Applied Physics and Professor of Electrical Engineering. He formerly held the position of the Thomas G. Myers Professor of Electrical Engineering and Applied Physics at the California Institute of Technology. Dr. Yariv is one of the founders of the field of optoelectronics and is a member of the National Academy of Engineering as well as the National Academy of Sciences. He holds B.S., M.S., and Ph.D. degrees in Electrical Engineering from the University of California, Berkeley.

                    DIRECTORS CONTINUING TO SERVE UNTIL 1999

NAME                                  AGE        POSITION
----                                  ----       --------
Tatsutoku Honda                        58         Director
Hal M. Krisbergh                       51         Director
Israel Ury                             42         Director, Chief Technology Officer
Ronald Young                           59         Director

     Dr. Honda has served as a member of the Board of Directors of the Company since September 1990. Since June 1990, Dr. Honda has served as the Director and General Manager of New Business Development at Sumitomo Osaka Cement Co., Ltd., a Japanese manufacturer of cement and related products. From October 1987 to June 1990, Dr. Honda served as General Manager of the Optoelectronics Development Department at Sumitomo Cement Co., Ltd. From February 1984 to January 1987, Dr. Honda served as General Manager of the Development Department of OITDA. Dr. Honda holds B.E. and Ph.D. degrees in Electrical Engineering from Nihon University, Tokyo.

     Mr. Krisbergh has served as a member of the Board of Directors of the Company since August 1995. Since March 1995, Mr. Krisbergh has served as Chairman and Chief Executive Officer of WorldGate Communications, Inc., a supplier of Internet access equipment. From 1981 until 1994, Mr. Krisbergh held various positions at General Instrument Corporation, the world's largest supplier of broadband telecommunications equipment for the cable television, satellite, and telephone industries, his last position being that of Corporate Vice President. Mr. Krisbergh holds a Master's Degree in Business Administration with honors from Boston University and an undergraduate degree in Electrical Engineering from The City College of New York. Mr. Krisbergh also serves on the boards of Digital Cable Radio, General Instrument, Inc., and AM Communications.

     Dr. Ury, a member of the Board of Directors of the Company since co-founding the Company in April 1980, has served as the Company's Chief Technology Officer since September 1985. From April 1980 to August 1986, Dr. Ury served as the Company's President and Chief Financial Officer. Prior to co-founding the Company, Dr. Ury was a Research Assistant in Applied Physics at the California Institute of Technology. Dr. Ury holds a Ph.D. in Applied Physics from the California Institute of Technology and M.S. and B.S. degrees in Engineering from the University of California, Los Angeles.

     Dr. Young has served as a member of the Board of Directors of the Company since December 1981. Since 1975, Dr. Young has served as an Associate Professor at Baylor College of Medicine. Dr. Young holds M.D. degrees from Baylor College of Medicine and the University of Basel, Switzerland, and degrees from the University of Rhode Island and Cornell University.

                    DIRECTORS CONTINUING TO SERVE UNTIL 2000

NAME                                AGE           POSITION
----                                ---           --------
Nadav Bar-Chaim                      52           Director, Senior Vice President, Operations and Secretary
Anthony J. Iorillo                   59           Director
Wayne L. Tyler                       60           Director

     Dr. Bar-Chaim, a member of the Board of Directors of the Company since co-founding the Company in April 1980, has served as the Company's Senior Vice President, Operations and Secretary since June 1998. Prior to serving in his current position, Dr. Bar-Chaim served as the Company's Vice President, Device Structures and Materials, and Corporate Secretary since July 1980. Prior to co-founding the Company, Dr. Bar-Chaim was a Research Fellow in Applied Physics at the California Institute of Technology and an Electronics Instructor and Teaching Assistant in Physics at Tel-Aviv University. Dr. Bar-Chaim holds a Ph.D. in Electrical Engineering and an M.S. degree in Physics (solid state) from Tel-Aviv University, and a B.S. in Mathematics and Physics from the Hebrew University of Jerusalem.

     Mr. Iorillo has served as a member of the Board of Directors of the Company since April 1993. From July 1991 to May 1994, Mr. Iorillo served as a Senior Vice President and President of the Telecommunications and Space Sector of Hughes Aircraft Company. From 1986 to July 1991, Mr. Iorillo served as a Vice President of Hughes. Mr. Iorillo joined Hughes in 1959 as a Hughes Masters Fellow. He has also served as Chairman of the Board of Directors of American Mobile Satellite Corporation, a satellite communications company, from April 1994 to August 1996. Mr. Iorillo was Director of Electromagnetic Sciences Corporation from 1995 to 1998. Mr. Iorillo holds a B.S. degree in Mechanical Engineering and an M.S. in Aeronautics from the California Institute of Technology.

     Dr. Tyler has served as a member of the Board of Directors of the Company since October 1989. Dr. Tyler is co-owner of MESA Company, a consulting firm in technology programs, and has served as senior engineer of MESA Company since 1985. From June 1981 to October 1984, Dr. Tyler served as Colonel and Chief Executive of Advanced Technology Programs at the U.S. Air Force Weapons Laboratory. Dr. Tyler served in many senior and staff positions in Air Force units at several United States, European, and Far Eastern locations from 1958 to 1984. Dr. Tyler holds M.S. and Ph.D. degrees in Industrial Engineering from Stanford University, and a B.S. degree in Chemical Engineering from the University of Wisconsin.

     The Company is not aware of any family relationships among any of the foregoing directors and its executive officers. The Certificate of Incorporation and Bylaws of the Company contain provisions eliminating or limiting the personal liability of directors for violations of a director's fiduciary duty to the extent permitted by the Delaware General Corporation Law.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held five meetings during the fiscal year ended April 30, 1998. Except for Drs. Kaufman and Honda, each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors held during fiscal 1998 and the total number of meetings held during fiscal 1998 by all committees of the Board of Directors on which that director served.

     The Company has standing Audit, Compensation and Nominating Committees. During fiscal 1998, Drs. Tyler and Kaufman comprised the Audit Committee. The Audit Committee met four times during the fiscal year ended April 30, 1998. The Audit Committee's responsibilities include recommending the selection of the Company's independent public accountants to the Board of Directors, reviewing the plans and results of the audit engagement with the independent public accountants and management, approving professional services provided by the independent public accountants, reviewing the adequacy of the Company's internal accounting controls, reviewing the independence of the independent public accountants, and considering the range of audit and non-audit fees charged by the independent public accountants. During fiscal 1998, Mr. Iorillo and Drs. Tyler and Young comprised the Compensation Committee. The Compensation Committee met two times during fiscal 1998. The Compensation Committee's responsibilities include reviewing and approving the compensation of the Company's directors, officers, and employees, and administering the Company's Stock Option Plans.
The Nominating Committee, comprised of Messrs. Selders and Iorillo and Dr. Yariv, met once during fiscal 1998. The Nominating Committee's responsibilities include nominating and screening candidates for the Board of Directors, training and orienting members of the Board of Directors, evaluating the performance of the Board of Directors, and overseeing general coordination of the Board of Directors' agenda and meeting schedules and committee membership. In order to continue to monitor the Company's technical leadership, the Company intends to establish a Scientific Advisory Board during fiscal 1999, with Dr. Yariv as Chairman.

DIRECTOR COMPENSATION

     Each non-employee director of the Company, except Dr. Yariv, is entitled to receive compensation of $500 for each Board of Directors meeting attended. Drs. Tyler and Iorillo and Mr. Krisbergh are each entitled to receive on an annual basis $13,000 for serving on the Company's Board of Directors. Each member of the Audit and Compensation Committees is entitled to receive $500 for each committee meeting attended on a day the Board of Directors is not otherwise meeting. Each director is reimbursed for certain expenses incurred in connection with attendance at Board of Directors and committee meetings. Pursuant to the terms of the Company's 1994 Plan, each non-employee director receives an annual grant of non-qualified stock options to purchase a number shares of the Company's Common Stock equal to the quotient of $40,000 divided by the closing price of the Company's Common Stock on the date of each annual meeting. Currently, Messrs. Krisbergh and Iorillo and Drs. Yariv, Honda, Young, and Tyler are eligible to receive grants under the 1994 Plan.

     Pursuant to a consulting agreement between the Company and Dr. Yariv, which is no longer in effect, in fiscal year 1998, the Company paid Dr. Yariv $134,171 for his services as a consultant to the Company. The Company is currently paying Dr. Yariv approximately $100,000 per year for certain consulting services on an "at will" basis.

     In addition, certain of the Company's directors who are also employees of the Company are party to employment agreements with the Company. See "Executive Compensation--Employment Agreements."

                                   PROPOSAL 2

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of KPMG Peat Marwick LLP, the Company's independent public accountants for the fiscal year ended April 30, 1998, was selected by the Board of Directors, upon recommendation of the Audit Committee, to act in the same capacity for the fiscal year ending April 30, 1999, subject to ratification by the stockholders by an affirmative vote of a majority of the outstanding shares of the Company's Common Stock present or represented at the Meeting. Neither the firm nor any of its members has any relationship with the Company or any of its affiliates, except in the firm's capacity as the Company's independent public accountants.

     Representatives of KPMG Peat Marwick LLP are expected to be present at the Meeting and will have the opportunity to make statements if they so desire and respond to appropriate questions from the stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     The Company expects to hold the 1999 Annual Meeting of Stockholders on September 24, 1999. New Securities and Exchange Commission rules regarding shareholder proposals became effective on June 29, 1998. Pursuant to these new rules, if the Company has not received notice on or before June 26, 1999 of any matter a stockholder intends to propose for a vote at the 1999 Annual Meeting of Stockholders, then a proxy solicited by the Board of Directors may be voted on such matter in the discretion of the proxy holder, without discussion of the matter in the proxy statement soliciting such proxy and without such matter appearing as a separate item on the proxy card.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors knows of no other matters which may be presented for consideration at the Meeting. However, if any other matter is presented properly for consideration and action at the Meeting, or any adjournment or postponement thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.


                                         By Order of the Board of Directors,



                                         Nadav Bar-Chaim
                                         Senior Vice President, Operations
                                         and Secretary

Dated:  August 10, 1998

                               ORTEL CORPORATION

          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 25, 1998

        The undersigned hereby appoints Wim H. J. Selders and Nadav Bar-Chaim and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes either of them to act and vote at the annual meeting of stockholders of Ortel Corporation ("Ortel") to be held on September 25, 1998, and at any adjournments or postponements thereof, as indicated upon all matters referred to on this proxy card and described in the Proxy Statement for the meeting, and, in their discretion, upon any other matters which may properly come before the meeting.
        Shares represented by all properly executed proxies will be voted in accordance with the instructions appearing on this proxy card and in the discretion of the proxy holders as to any other matter that may properly come before the meeting. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR ITEMS 1 AND 2.

COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!

                        ANNUAL MEETING OF STOCKHOLDERS
                               ORTEL CORPORATION

                              SEPTEMBER 25, 1998





                Please Detach and Mail in the Envelope Provided

A [X] Please mark your
      votes as in this
      example.

                              WITHHOLD
               FOR ALL       AUTHORITY
               NOMINEES   FOR ALL NOMINEES
1  Elect members [_]            [_]       NOMINEES: Wim H.J. Selders
   of the Ortel                                     Amnon Yariv
   Board of
   Directors.

(Instruction: To WITHHOLD AUTHORITY to vote for any individual nominees, draw a line through (or otherwise strike out the nominee's name in the list at right.)

                                          FOR  AGAINST  ABSTAIN
2  Approval of the selection of KPMG Peat [_]    [_]      [_]
   Marwick LLP as Ortel's independent
   public accountants.






Signature(s)____________________________________  Date: ________________________

NOTE: Please sign as name(s) appears on this proxy card, and date this proxy card. If a joint account, each joint owner must sign. If signing for a corporation or a partnership as agent, attorney or fiduciary, indicate the capacity in which you are signing.